Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in SRx Health Solutions Inc. Registration Statement on Form S-4 under the U.S Securities Act of 1933, of our auditor’s report dated July 9, 2025, relating to the consolidated financial statements of SRx Health Solutions Inc. and its subsidiaries (the “Company”) as at September 30, 2024, as filed with the United States Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Form S-4.

Chartered Professional Accountants

Licensed Public Accountants

April 14, 2026

Burlington, Canada